Exhibit 32.1
THE ADVISORY BOARD COMPANY
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Frank J. Williams, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Quarterly Report on Form 10-Q of The Advisory Board Company for the first fiscal quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: August 9, 2007

/s/ Frank J. Williams
Frank J. Williams
Chairman and Chief Executive Officer

     I, Michael T. Kirshbaum, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge the Quarterly Report on Form 10-Q of The Advisory Board Company for the first fiscal quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Advisory Board Company.
Date: August 9, 2007

/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer

A signed copy of this written statement required by Section 906 has been provided to The Advisory Board Company and will be retained by The Advisory Board Company and furnished to the Securities and Exchange Commission or its staff upon request.